NORTHWESTERN CORPORATION
TO
THE BANK OF NEW YORK MELLON
(formerly The Bank of New York)
AND
MARY MISELIS
As Trustees under Mortgage and
Deed of Trust, dated as of
October 1, 1945, with NorthWestern Corporation
FORTY-FOURTH SUPPLEMENTAL INDENTURE
Providing, among other things,

First Mortgage Bonds, 3.875% Series due July 1, 2028

Dated as of June 1, 2023

FORTY-FOURTH SUPPLEMENTAL INDENTURE
THIS FORTY-FOURTH SUPPLEMENTAL INDENTURE, dated as of June 1, 2023, between NORTHWESTERN CORPORATION, a corporation duly incorporated and existing under the laws of the State of Delaware (hereinafter called the “Company”), having its principal office at 3010 West 69th Street, Sioux Falls, South Dakota, 57108, and THE BANK OF NEW YORK MELLON (formerly The Bank of New York) (hereinafter called the “Corporate Trustee”), a corporation of the State of New York, whose principal corporate trust office is located at 240 Greenwich Street, 7E, New York, New York, 10286 (successor to MORGAN GUARANTY TRUST COMPANY OF NEW YORK (formerly Guaranty Trust Company of New York)), and MARY MISELIS, whose post office address is c/o The Bank of New York Mellon, 240 Greenwich Street, 7E, New York, New York, 10286 (successor to Arthur E. Burke, Karl R. Henrich, H.H. Gould, R. Amundsen, P.J. Crowley, W.T. Cunningham, Douglas J. MacInnes, MaryBeth Lewicki, Ming Ryan, Philip L. Watson and Beata Harvin) (said Mary Miselis being hereinafter sometimes called the “Co-Trustee”, and the Corporate Trustee and the Co-Trustee being hereinafter together sometimes called the “Trustees”), as Trustees under the Mortgage and Deed of Trust, dated as of October 1, 1945 (hereinafter called the “Mortgage” and, together with any indentures supplemental thereto, the “Indenture”), which Mortgage was executed and delivered by The Montana Power Company, a corporation of the State of New Jersey (hereinafter called the “Company-New Jersey”), as indirect predecessor under the Mortgage to the Company (the Company being successor under the Mortgage to NorthWestern Energy, L.L.C. (hereinafter called “NorthWestern Energy”), formerly known as The Montana Power, L.L.C., a limited liability company of the State of Montana, and NorthWestern Energy being the successor under the Mortgage to The Montana Power Company, a corporation of the State of Montana (hereinafter called the “Company-Montana”)), to Guaranty Trust Company of New York and Arthur E. Burke, as Trustees, to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this instrument (hereinafter called the “Forty-fourth Supplemental Indenture”) being supplemental thereto;
WHEREAS, by the Mortgage, the Company-New Jersey covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Indenture and to make subject to the lien of the Indenture any property thereafter acquired, made or constructed and intended to be subject to the lien thereof; and
WHEREAS, the Company-New Jersey executed and delivered to the Trustees its First Supplemental Indenture, dated as of May 1, 1954 (hereinafter called the “First Supplemental Indenture”), and its Second Supplemental Indenture, dated as of April 1, 1959 (hereinafter called the “Second Supplemental Indenture”); and
WHEREAS, the Company-New Jersey was merged into the Company-Montana on November 30, 1961, and to evidence the succession of the Company-Montana to the Company-New Jersey for purposes of the bonds and the Indenture and the assumption by the Company-Montana of the covenants and conditions of the Company-New Jersey in the bonds and in the Indenture contained and to enable the Company-Montana to have and exercise the powers and rights of the Company-New Jersey under the Indenture in accordance with the terms thereof, the

Company-Montana executed and delivered to the Trustees its Third Supplemental Indenture, dated as of November 30, 1961 (hereinafter called the “Third Supplemental Indenture”); and
WHEREAS, the Company-Montana executed and delivered to the Trustees its Fourth Supplemental Indenture, dated as of April 1, 1970 (hereinafter called the “Fourth Supplemental Indenture”); its Fifth Supplemental Indenture, dated as of April 1, 1971 (hereinafter called the “Fifth Supplemental Indenture”); its Sixth Supplemental Indenture, dated as of March 1, 1974 (hereinafter called the “Sixth Supplemental Indenture”); its Seventh Supplemental Indenture, dated as of December 1, 1974 (hereinafter called the “Seventh Supplemental Indenture”); its Eighth Supplemental Indenture, dated as of July 1, 1975 (hereinafter called the “Eighth Supplemental Indenture”); its Ninth Supplemental Indenture, dated as of December 1, 1975 (hereinafter called the “Ninth Supplemental Indenture”); its Tenth Supplemental Indenture, dated as of January 1, 1979 (hereinafter called the “Tenth Supplemental Indenture”); its Eleventh Supplemental Indenture, dated as of October 1, 1983 (hereinafter called the “Eleventh Supplemental Indenture”); its Twelfth Supplemental Indenture, dated as of January 1, 1984 (hereinafter called the “Twelfth Supplemental Indenture”); its Thirteenth Supplemental Indenture, dated as of December 1, 1991 (hereinafter called the “Thirteenth Supplemental Indenture”); its Fourteenth Supplemental Indenture, dated as of January 1, 1993 (hereinafter called the “Fourteenth Supplemental Indenture”); its Fifteenth Supplemental Indenture, dated as of March 1, 1993 (hereinafter called the “Fifteenth Supplemental Indenture”); its Sixteenth Supplemental Indenture, dated as of May 1, 1993 (hereinafter called the “Sixteenth Supplemental Indenture”); its Seventeenth Supplemental Indenture, dated as of December 1, 1993 (hereinafter called the “Seventeenth Supplemental Indenture”); its Eighteenth Supplemental Indenture, dated as of August 5, 1994 (hereinafter called the “Eighteenth Supplemental Indenture”); its Nineteenth Supplemental Indenture, dated as of December 16, 1999 (hereinafter called the “Nineteenth Supplemental Indenture”); and its Twentieth Supplemental Indenture, dated as of November 1, 2001 (hereinafter called the “Twentieth Supplemental Indenture”); and
WHEREAS, the Company-Montana was merged into NorthWestern Energy (under its then name, The Montana Power, L.L.C.) on February 13, 2002; and to evidence the succession of NorthWestern Energy (under its then name, The Montana Power, L.L.C.) to the Company-Montana for purposes of the bonds and the Indenture and the assumption by NorthWestern Energy (under its then name, The Montana Power, L.L.C.) of the covenants and conditions of the Company-Montana in the bonds and in the Indenture contained and to enable NorthWestern Energy (under its then name, The Montana Power, L.L.C.) to have and exercise the powers and rights of the Company-Montana under the Indenture in accordance with the terms thereof, NorthWestern Energy (under its then name, The Montana Power, L.L.C.) executed and delivered to the Trustees its Twenty-first Supplemental Indenture, dated as of February 13, 2002 (hereinafter called the “Twenty-first Supplemental Indenture”); and
WHEREAS, NorthWestern Energy changed its name from The Montana Power, L.L.C. to NorthWestern Energy, L.L.C. on March 19, 2002; and
WHEREAS, NorthWestern Energy transferred, subject to the Lien of the Indenture, substantially all of the Mortgaged and Pledged Property as an entirety to the Company on November 20, 2002 (the “Transfer Date”), and to evidence the succession of the Company to NorthWestern Energy for purposes of the bonds and the Indenture and the assumption by the

Company of the covenants and conditions of NorthWestern Energy in the bonds and in the Indenture contained and to enable the Company to have and exercise the powers and rights of NorthWestern Energy under the Indenture in accordance with the terms thereof, the Company executed and delivered to the Trustees its Twenty-second Supplemental Indenture, dated as of November 15, 2002 (hereinafter called the “Twenty-second Supplemental Indenture”); and
WHEREAS, the Company executed and delivered to the Trustees its Twenty-third Supplemental Indenture, dated as of February 1, 2003 (hereinafter called the “Twenty-third Supplemental Indenture”); its Twenty-fourth Supplemental Indenture, dated as of November 1, 2004 (hereinafter called the “Twenty-fourth Supplemental Indenture”); its Twenty-fifth Supplemental Indenture, dated as of April 1, 2006 (hereinafter called the “Twenty-fifth Supplemental Indenture”); its Twenty-sixth Supplemental Indenture, dated as of September 1, 2006 (hereinafter called the “Twenty-sixth Supplemental Indenture”); its Twenty-seventh Supplemental Indenture, dated as of March 1, 2009 (hereinafter called the “Twenty-seventh Supplemental Indenture”); its Twenty-eighth Supplemental Indenture, dated as of October 1, 2009 (hereinafter called the “Twenty-eighth Supplemental Indenture”); its Twenty-ninth Supplemental Indenture, dated as of May 1, 2010 (hereinafter called the “Twenty-ninth Supplemental Indenture”); its Thirtieth Supplemental Indenture, dated as of August 1, 2012 (hereinafter called the “Thirtieth Supplemental Indenture”); its Thirty-first Supplemental Indenture, dated as of December 1, 2013 (hereinafter called the “Thirty-first Supplemental Indenture”); its Thirty-second Supplemental Indenture, dated as of November 1, 2014 (hereinafter called the “Thirty-second Supplemental Indenture”); its Thirty-third Supplemental Indenture, dated as of November 1, 2014 (hereinafter called the “Thirty-third Supplemental Indenture”); its Thirty-fourth Supplemental Indenture, dated as of January 1, 2015 (hereinafter called the “Thirty-fourth Supplemental Indenture”); its Thirty-fifth Supplemental Indenture, dated as of June 1, 2015 (hereinafter called the “Thirty-fifth Supplemental Indenture”); its Thirty-sixth Supplemental Indenture, dated as of August 1, 2016 (hereinafter called the “Thirty-sixth Supplemental Indenture”); its Thirty-seventh Supplemental Indenture, dated as of November 1, 2017 (hereinafter called the “Thirty-seventh Supplemental Indenture”); its Thirty-eighth Supplemental Indenture, dated as of June 1, 2019 (hereinafter called the “Thirty-eighth Supplemental Indenture”); its Thirty-ninth Supplemental Indenture, dated as of September 1, 2019 (hereinafter called the “Thirty-ninth Supplemental Indenture”); its Fortieth Supplemental Indenture, dated as of April 1, 2020 (hereinafter called the "Fortieth Indenture"); and its Forty-first Supplemental Indenture, dated as of March 1, 2021 (hereinafter called the “Forty-first Supplemental Indenture”); its Forty-second Supplemental Indenture, dated as of March 1, 2023 (hereinafter called the “Forty-second Supplemental Indenture”) and its Forty-third Supplemental Indenture, dated as of May 1, 2023 (hereinafter called the “Forty-third Supplemental Indenture”); and
WHEREAS, the Mortgage and the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-first, Twenty-second, Twenty-third, Twenty-fourth, Twenty-fifth, Twenty-sixth, Twenty-seventh, Twenty-eighth, Twenty-ninth, Thirtieth, Thirty-first, Thirty-second, Thirty-third, Thirty-fourth, Thirty-fifth, Thirty-sixth, Thirty-seventh, Thirty-eighth, Thirty-ninth, Fortieth, Forty-first, Forty-second and Forty-third Supplemental Indentures were recorded in the official records of various counties and states as required by the Indenture; and

WHEREAS, the Company expects to record this Forty-fourth Supplemental Indenture in the official records of various counties and states as required by the Indenture; and
WHEREAS, an instrument dated March 15, 1955 was executed by the Company-New Jersey appointing Karl R. Henrich as Co-Trustee in succession to said Arthur E. Burke, resigned, under the Mortgage and by Karl R. Henrich accepting the appointment as Co-Trustee under the Mortgage in succession to said Arthur E. Burke, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and
WHEREAS, an instrument dated June 29, 1962 was executed by the Company-Montana appointing H.H. Gould as Co-Trustee in succession to said Karl R. Henrich, resigned, under the Mortgage and by H.H. Gould accepting the appointment as Co-Trustee under the Mortgage in succession to said Karl R. Henrich, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and
WHEREAS, an instrument dated June 22, 1973 was executed by the Company-Montana appointing R. Amundsen as Co-Trustee in succession to said H.H. Gould, resigned, under the Mortgage and by R. Amundsen accepting the appointment as Co-Trustee under the Mortgage in succession to said H.H. Gould, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and
WHEREAS, an instrument dated July 1, 1986 was executed by the Company-Montana appointing P.J. Crowley as Co-Trustee in succession to said R. Amundsen, resigned, under the Mortgage and by P.J. Crowley accepting the appointment as Co-Trustee under the Mortgage in succession to said R. Amundsen, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and
WHEREAS, by the Eighteenth Supplemental Indenture, the Company-Montana appointed (i) W.T. Cunningham as Co-Trustee in succession to said P.J. Crowley, resigned, under the Mortgage and W.T. Cunningham accepted the appointment as Co-Trustee under the Mortgage in succession to said P.J. Crowley, and (ii) The Bank of New York Mellon as Corporate Trustee in succession to Morgan Guaranty Trust Company of New York, resigned, under the Mortgage and The Bank of New York Mellon accepted the appointment as Corporate Trustee under the Mortgage in succession to said Morgan Guaranty Trust Company of New York, which supplemental indenture was recorded in various counties in the states of Montana, Idaho and Wyoming; and
WHEREAS, an instrument dated March 29, 1999 was executed by the Company-Montana appointing Douglas J. MacInnes as Co-Trustee in succession to said W.T. Cunningham, resigned, under the Mortgage and by Douglas J. MacInnes accepting the appointment as Co-Trustee under the Mortgage in succession to said W.T. Cunningham, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and
WHEREAS, by the Twenty-third Supplemental Indenture, the Company appointed MaryBeth Lewicki as Co-Trustee in succession to said Douglas J. MacInnes, removed, under the Mortgage and MaryBeth Lewicki accepted the appointment as Co-Trustee under the Mortgage in succession to said Douglas J. MacInnes; and

WHEREAS, by the Twenty-fifth Supplemental Indenture, the Company appointed Ming Ryan as Co-Trustee in succession to said MaryBeth Lewicki, removed, under the Mortgage and Ming Ryan accepted the appointment as Co-Trustee under the Mortgage in succession to said Mary Beth Lewicki; and
WHEREAS, by the Thirtieth Supplemental Indenture, the Company appointed Philip L. Watson as Co-Trustee in succession to said Ming Ryan, removed, under the Mortgage and Philip L. Watson accepted the appointment as Co-Trustee under the Mortgage in succession to said Ming Ryan; and
WHEREAS, by the Thirty-fifth Supplemental Indenture, the Company appointed Beata Harvin as Co-Trustee in succession to said Philip L. Watson, removed, under the Mortgage and Beata Harvin accepted the appointment as Co-Trustee under the Mortgage in succession to said Philip L. Watson; and
WHEREAS, by the Forty-second Supplemental Indenture, the Company appointed Mary Miselis as Co-Trustee in succession to said Beata Harvin, removed, under the Mortgage and Mary Miselis accepted the appointment as Co-Trustee under the Mortgage in succession to said Beata Harvin; and
WHEREAS, the Company-New Jersey, the Company-Montana or the Company has heretofore issued, in accordance with the provisions of the Mortgage, the following series of First Mortgage Bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
2-7/8% Series due 1975	$40,000,000	NONE
3-1/8% Series due 1984	6,000,000	NONE
4-1/2% Series due 1989	15,000,000	NONE
8-1/4% Series due 1974	30,000,000	NONE
7-1/2% Series due 2001	25,000,000	NONE
8-5/8% Series due 2004	60,000,000	NONE
8-3/4% Series due 1981	30,000,000	NONE
9.60% Series due 2005	35,000,000	NONE
9.70% Series due 2005	65,000,000	NONE
9-7/8% Series due 2009	50,000,000	NONE
11-3/4% Series due 1993	75,000,000	NONE
10/10-1/8% Series due 2004/2014	80,000,000	NONE
8-1/8% Series due 2014	41,200,000	NONE
7.70% Series due 1999	55,000,000	NONE
8-1/4% Series due 2007	55,000,000	NONE
8.95% Series 2022	50,000,000	NONE
Secured Medium-Term Notes	68,000,000	NONE
7% Series due 2005	50,000,000	NONE
6-1/8% Series due 2023	90,205,000	NONE

5.90% Series due 2023	80,000,000	NONE
0% Series due 1999	210,321,007	NONE
7.30% Series due 2006	150,000,000	NONE
Collateral (2002) Series due 2006	280,000,000	NONE
Collateral (2004) Series A due 2009	90,000,000	NONE
Collateral (2004) Series B due 2011......................	72,000,000	NONE
Collateral (2004) Series C due 2014 .....................	161,000,000	NONE
4.65% Series due 2023 (Twenty-seventh) .............	170,205,000	NONE
6.04% Series due 2016 (Twenty-eighth) ...............	150,000,000	NONE
6.34% Series due 2019 (Twenty-ninth) …………..	250,000,000	NONE
5.71% Series due 2039 (Thirtieth) ….. …..…..…..	55,000,000	55,000,000
5.01% Series due 2025 (Thirty-first) … ….. ……..	161,000,000	161,000,000
4.15% Series due 2042 (Thirty-second) …...……	60,000,000	60,000,000
4.30% Series due 2052 (Thirty-third) ……...……	40,000,000	40,000,000
3.99% Series due 2028 (Thirty-fourth) ……...……	35,000,000	35,000,000
4.85% Series due 2043 (Thirty-fifth) ……………	15,000,000	15,000,000
4.176% Series due 2044 (Thirty-sixth)……………	450,000,000	450,000,000
3.11% Series due 2025 (Thirty-seventh) …. ….….	75,000,000	75,000,000
4.11% Series due 2045 (Thirty-eighth) …...…...….	125,000,000	125,000,000
2.00% Series due 2023 (Thirty-ninth) ….….….…. 4.03% Series due 2047 (Fortieth)… …………… 3.98% Series due 2049 (Forty-first) ……. …….…	144,660,000 250,000,000 50,000,000	144,660,000 250,000,000 50,000,000[1]
3.98% Series due 2049 (Forty-second) ………….	100,000,000	100,000,000
3.21% Series due May 15, 2030 (Forty-third) ….	100,000,000	100,000,000
1.00% Series due March 26, 2024 (Forty-fourth).	100,000,000	100,000,000
5.57% Series due March 30, 2025 (Forty-fifth) ….	239,000,000	239,000,000
which bonds are also hereinafter sometimes called “Bonds of the First through Forty-fifth Series”, respectively; and
WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Indenture as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Indenture; and
WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the
1 Being surrendered for cancellation concurrently with the execution and delivery of this Forty-fourth Supplemental Indenture.

Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder; or the Company may cure any ambiguity contained therein or in any supplemental indenture or correct or supplement any provision therein or in any supplemental indenture which may be defective or inconsistent with any other provision therein or in any supplemental indenture; or the Company may make other changes to the provisions thereof or of any supplemental indenture or add new provisions thereto or to any supplemental indenture or eliminate provisions therefrom or from any supplemental indenture, provided that the same does not adversely affect the interests of the holders of any of the bonds then Outstanding in any material respect; or the Company may (in lieu of establishment by Resolution as provided in Section 8 of the Mortgage) establish the terms and provisions of any series of bonds other than the First Series; each by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Indenture shall be situated; and
WHEREAS, the Company now desires to create a new series of bonds (Bonds of the Forty-sixth Series (as defined below)) and (pursuant to the provisions of Section 120 of the Mortgage) to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Indenture; and
WHEREAS, the execution and delivery by the Company of this Forty-fourth Supplemental Indenture, and the terms of the Bonds of the Forty-sixth Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That the Company, in consideration of the premises and of $1.00 to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Indenture, according to their tenor and effect and the performance of all the provisions of the Indenture (including any modification made as in the Mortgage provided) and of said bonds, and to confirm the lien of the Mortgage, as heretofore supplemented, on certain after-acquired property, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage, as heretofore supplemented) unto Mary Miselis, Co-Trustee, and (to the extent of its legal capacity to hold the same for the purposes hereof) to The Bank of New York Mellon, the Corporate Trustee, as Trustees under the Indenture, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all property, real, personal and mixed, of the kind or nature specifically mentioned in the Mortgage, as heretofore supplemented, or of any other kind or nature (whether or not located in the State of Montana), acquired by the Company after the date of the execution and delivery of the Mortgage, as heretofore supplemented (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of subsection (I) of Section 87 of the Mortgage, as heretofore supplemented, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing, or of any general description contained in the Indenture) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all powerhouses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof, all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all franchises, consents or permits, all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

TOGETHER with all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.
IT IS HEREBY AGREED by the Company that, subject to the provisions of subsection (I) of Section 87 of the Mortgage, as heretofore supplemented, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Mortgage, as heretofore supplemented, as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.
PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of the Mortgage, as supplemented, viz:  (1) cash, shares of stock, bonds, notes and other obligations and other securities not specifically pledged, paid, deposited, delivered or held under the Mortgage, as supplemented, or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business; fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; all aircraft, tractors, rolling stock, trolley coaches, buses, motor coaches, automobiles, motor trucks, and other vehicles and materials and supplies held for the purpose of repairing or replacing (in whole or part) any of the same; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage, as supplemented, or covenanted so to be; the Company’s contractual rights or other interest in or with respect to tires not owned by the Company; (4) the last day of the term of any lease or leasehold which may be or become subject to the lien of the Mortgage, as supplemented; (5) electric energy, gas, steam, water, ice, and other materials or products generated, manufactured, produced, purchased or acquired by the Company for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties and all Gas and Oil Production Property, as defined in Section 4 of the Mortgage, as supplemented; (6) the Company’s franchise to be a corporation; and (7) any property heretofore released pursuant to any provisions of the Indenture and not heretofore disposed of by the Company-New Jersey, the Company-Montana, NorthWestern Energy or the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage, as supplemented, in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.
TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Co-Trustee and (to the extent of its legal capacity to hold the same for the purposes hereto) unto the Corporate Trustee, as Trustees, and their successors and assigns forever.
IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as supplemented, this Forty-fourth Supplemental Indenture being supplemental thereto.
AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if the said property had been owned by the Company-New Jersey at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to the Trustees, by the Mortgage as a part of the property therein stated to be conveyed.
SUBJECT NEVERTHELESS, to the limitation permitted by subsection (I) of Section 87 of the Mortgage, as supplemented, namely, that notwithstanding the foregoing, the Mortgage, as supplemented, shall not become or be or be required to become or be a lien upon any of the properties or franchises owned by the Company on the Transfer Date or thereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) except (a) those acquired by it from NorthWestern Energy, and improvements, extensions and additions thereto and renewals and replacements thereof, (b) the property made and used by the Company as the basis under any of the provisions of the Indenture for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property or a credit under Section 39 or Section 40 of the Indenture, and (c) such franchises, repairs and additional property as may be acquired, made or constructed by the Company (1) to maintain, renew and preserve the franchises covered by the Indenture, or (2) to maintain the property mortgaged and intended to be mortgaged under the Indenture as an operating system or systems in good repair, working order and condition, or (3) in rebuilding or renewal of property, subject to the Lien under the Indenture, damaged or destroyed, or (4) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements and furniture, subject to the Lien thereunder, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged and intended to be mortgaged thereunder; provided, however, that said limitation permitted by subsection (I) of Section 87 of the Mortgage, as supplemented, shall not apply to the Colstrip Property (as defined in the Twenty-ninth Supplemental Indenture), which pursuant to the Twenty-ninth Supplemental Indenture was expressly made subject to the Lien of the Mortgage, as supplemented, and constitutes Mortgaged and Pledged Property.
The Company further covenants and agrees to and with the Trustees and their successors in said trust under the Indenture, as follows:
ARTICLE I
Forty-sixth Series of Bonds
    Section 1.01.    General Terms of Bonds to be Issued.
    (a)    There is hereby created a series of bonds designated: “3.875% Series due July 1, 2028” (herein sometimes referred to as the “Forty-sixth Series”; and the bonds of such Forty-sixth Series are sometimes hereinafter referred to as the “Bonds of the Forty-sixth Series” or the “Bonds”), each of which shall bear the descriptive title “First Mortgage Bond.” Bonds of the Forty-sixth Series shall mature on July 1, 2028 and shall be issued as fully registered bonds in denominations of $5,000 and in integral multiples thereof.

The Bonds of the Forty-sixth Series shall bear interest at the rate of 3.875% per annum, payable in arrears, the first interest payment to be made on January 1, 2024, and shall be for the period from the date of first authentication of the Bonds of the Forty-sixth Series through January 1, 2024, with subsequent interest payments payable semiannually on July 1st and January 1st of each year (each such payment date, an “Interest Payment Date”) until the principal of the Bonds of the Forty-sixth Series is paid or made available for payment, the principal of and interest on each Bond of the Forty-sixth Series to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the

United States of America as at the time of payment is legal tender for public and private debts. The Bonds of the Forty-sixth Series shall be dated as in Section 10 of the Mortgage provided.

    The Bonds of the Forty-sixth Series shall be issued substantially in the form of Exhibit A hereto.
At the option of the Holder, any Bonds of the Forty-sixth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.
    The Bonds of the Forty-sixth Series shall not be transferable except to any successor trustee under the Indenture of Trust, dated as of June 1, 2023, of the City of Forsyth, Rosebud County, Montana (hereinafter referred to as the “Forsyth Indenture”), relating to the City of Forsyth, Rosebud County, Montana, Pollution Control Revenue Refunding Bonds (NorthWestern Corporation Colstrip Project) Series 2023 (hereinafter referred to as the “Forsyth Bonds”), any such transfer to be made (subject to the provisions of Section 12 of the Mortgage) at the office or agency of the Company in the Borough of Manhattan, The City of New York.
    Upon any exchange or transfer of Bonds of the Forty-sixth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of Bonds of the Forty-sixth Series.
Upon payment of the principal or premium, if any, or interest on the Forsyth Bonds, whether at maturity or prior to maturity by redemption or otherwise, or upon provision for the payment thereof having been made in accordance with the Forsyth Indenture, Bonds of the Forty-sixth Series in a principal amount equal to the principal amount of such Forsyth Bonds, shall, to the extent of such payment of principal, premium, if any, or interest, be deemed fully-paid and the obligation of the Company thereunder to make such payment shall forthwith cease and be discharged, and, in the case of the payment of principal and premium, if any, such Bonds shall be surrendered for cancellation or presented for appropriate notation to the Trustee.

    (b)    Upon the delivery of this Forty-sixth Supplemental Indenture, Bonds of the Forty-sixth Series in the aggregate principal amount of $144,660,000 may be authenticated and delivered pursuant to Article VI of the Mortgage, forthwith and will be Outstanding in addition to $55,000,000 aggregate principal amount of Bonds of the Thirtieth Series Outstanding, $161,000,000 aggregate principal amount of Bonds of the Thirty-first Series Outstanding, $60,000,000 aggregate principal amount of Bonds of the Thirty-second Series Outstanding, $40,000,000 aggregate principal amount of Bonds of the Thirty-third Series Outstanding, $35,000,000 aggregate principal amount of Bonds of the Thirty-fourth Series Outstanding, $15,000,000 aggregate principal amount of Bonds of the Thirty-fifth Series Outstanding, $450,000,000 aggregate principal amount of Bonds of the Thirty-sixth Series Outstanding, $75,000,000 aggregate principal amount of Bonds of the Thirty-seventh Series Outstanding, $125,000,000 aggregate principal amount of Bonds of the Thirty-eighth Series Outstanding, $250,000,000 aggregate principal amount of Bonds of the Fortieth Series Outstanding, $50,000,000 aggregate principal amount of Bonds of the Forty-first Series Outstanding;

$100,000,000 aggregate principal amount of Bonds of the Forty-second Series Outstanding, $100,000,000 aggregate principal amount of Bonds of the Forty-third Series Outstanding, $100,000,000 aggregate principal amount of Bonds of the Forty-fourth Series Outstanding and $239,000,000 aggregate principal amount of Bonds of the Forty-fifth Series Outstanding at the date of delivery of this Forty-fourth Supplemental Indenture.
    Section 1.02.    Redemption and Additional Terms of Bonds.
    (a)    Upon the redemption, in whole or in part, of the Forsyth Bonds, pursuant to Section 3.01 of the Forsyth Indenture, Bonds of the Forty-sixth Series shall be redeemed in whole or in like part, as the case may be. The Corporate Trustee may conclusively presume that no redemption of Bonds of the Forty-sixth Series is required pursuant to this subsection (a) of this Section 1.02 unless and until it shall have received a written notice from the trustee under the Forsyth Indenture (hereinafter referred to as the “Forsyth Trustee”), signed by its President, a Vice President or a Trust Officer, stating that Forsyth Bonds are to be redeemed pursuant to Section 3.01 of the Forsyth Indenture (said notice is hereinafter referred to as the “Forsyth Redemption Demand”). The Forsyth Redemption Demand shall also state the date on which the Forsyth Bonds are to be redeemed (the “Redemption Date”), the principal amount of Bonds of the Forty-fourth Series to be redeemed and that such amount is equal to the principal amount of the Forsyth Bonds to be redeemed and shall instruct the Corporate Trustee to call the stated principal amount of Bonds of the Forty-sixth Series for redemption on the date on which the Forsyth Bonds are to be redeemed. The Forsyth Redemption Demand shall also contain a waiver of notice of such redemption by the Forsyth Trustee, as Holder of all Bonds of the Forty-fourth Series then Outstanding. The Corporate Trustee may conclusively presume the statements contained in the Forsyth Redemption Demand to be correct. Redemption of Bonds of the Forty-sixth Series shall be at the principal amount of the bonds to be redeemed together with the applicable accrued interest to the Redemption Date (the “Redemption Price”), and such amount shall become due and payable on the Redemption Date. The Company hereby covenants that, if a Forsyth Redemption Demand shall be delivered to the Corporate Trustee, the Company, subject to subsection (b) of this Section 1.02, will deposit, on or before the Redemption Date, with the Corporate Trustee, in accordance with Article X of the Mortgage, an amount in cash equal to the Redemption Price.
    (b) All Bonds of the Forty-sixth Series shall be issued and delivered to, and registered in the name of, the Forsyth Trustee (or, subject to Section 6.11 of the Forsyth Indenture, its nominee). The obligation of the Company to make payments with respect to the principal of and interest on Bonds of the Forty-sixth Series shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, there shall be in the Bond Fund established pursuant to the Forsyth Indenture sufficient available funds to fully or partially pay the then due principal of and interest on the Forsyth Bonds. The Corporate Trustee may conclusively presume that the obligation of the Company to make payments with respect to the principal of and interest on Bonds of the Forty-sixth Series shall have been fully satisfied and discharged unless and until the Corporate Trustee shall have received a written notice from the Forsyth Trustee, signed by its President, a Vice President or a Trust Officer, stating (i) that there are not sufficient available funds in such Bond Fund to make timely payment of the principal of or interest on the Forsyth Bonds, and (ii) the amount of funds required to make such payment. The Corporate Trustee may conclusively presume the statements contained in any such notice to be correct.

    (c) Unless the Company defaults in payment of the Redemption Price, on or after the Redemption Date interest will cease to accrue on the Bonds of the Forty-sixth Series or portions thereof called for redemption.
ARTICLE II
Definitions
    The following terms shall have the meanings provided herein for all purposes of this Supplemental Indenture, unless the context clearly requires otherwise (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
    “Holder” means a Person in whose name a Bond of the Forty-sixth Series is registered.
“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, association, joint-stock company, trust, joint venture, government, or any agency or political subdivision thereof or any other entity.
ARTICLE III
Reservation of Right to Make Amendments
    Section 3.01    The Company reserves the right, without any consent or other action by the Holders of Bonds of the Forty-sixth Series, or bonds of any subsequent series, to make such amendments to the Mortgage (as supplemented) as shall be necessary in order to cause there to be excluded from the Mortgaged and Pledged Property and the Lien of the Mortgage (as supplemented) at all times, including, without limitation, in the event and following the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage (as supplemented) by reason of the occurrence of a Default as defined in Section 65 thereof, all of the Company’s right, title and interest, whenever arising or acquired, in, to and under all accounts (as defined in the Uniform Commercial Code as in effect from time to time in the State of New York), all accounts receivable, all payments for goods sold or leased or for services rendered (whether or not they have been earned by performance), all rights in any merchandise or goods which any of the foregoing may represent, all rights, title, security and guaranties with respect to any or all of the foregoing, and all proceeds (as defined in the Uniform Commercial Code as in effect from time to time in the State of New York) of, and all collections from or with respect to, any or all of the foregoing.
ARTICLE IV
Amendments to Mortgage
    Section 4.01.    So long as any of the Bonds of the Forty-sixth Series remain Outstanding, Section 7 of the Mortgage is amended by adding at the end thereof the following additional paragraphs:

    If any bonds Outstanding at the date of a Net Earning Certificate (except any for the refunding of which the bonds applied for are to be issued) or any bonds then applied for in pending applications (including the application in connection with which such Net Earning Certificate is made) bear or are to bear interest at a variable rate or variable rates such that the interest requirements with respect to such bonds for any twelve (12) month period prior to the stated maturity date of such bonds are not determinable at the date of such Net Earning Certificate (any such bonds being referred to as “Variable Rate Bonds”), then (in lieu of setting forth the Annual Interest Requirements (as otherwise prescribed by this Section 7), such Net Earning Certificate shall (A) set forth (i) the sum of the amounts required by clauses (i) through (iv) of paragraph (B) of this Section 7 (in the case of such clauses (i) and (ii), excluding the interest requirements in respect of the Variable Rate Bonds) (the sum of such amounts being referred to herein and to be referred to in such Net Earning Certificate as the “Fixed Rate Interest Amount”), and (ii) the amount (referred to herein and to be referred to in such Net Earning Certificate as the “Maximum Permitted Variable Rate Interest Amount”) by which (x) one-half of the Adjusted Net Earnings of the Company set forth in such Net Earning Certificate, exceeds (y) the Fixed Rate Interest Amount set forth in such Net Earning Certificate, and (ii) if such Net Earning Certificate is accompanied by a certificate of an independent (as hereinafter defined) investment banking firm, signed by a managing director or officer thereof, to the effect that, based upon historical fluctuations in the indices upon which the variable rate or variable rates borne by the Variable Rate Bonds are based, and taking into account the margins to be added to or subtracted from such indices and/or any other adjustments to be made in determining such variable rate or variable rates and prevailing and projected conditions in the markets influencing such indices, such independent (as hereinafter defined) investment banking firm believes (or is of the view), as of the date of such certificate, that the aggregate amount of interest to be payable on all of the Variable Rate Bonds during any period of twelve (12) months prior to the stated maturity date last to occur of any of the Variable Rate Bonds will not exceed the Maximum Permitted Variable Rate Interest Amount (as calculated by the Company in such Net Earning Certificate without any responsibility on the part of such independent (as hereinafter defined) investment banking firm for the calculation thereof), such Net Earning Certificate shall be deemed for all purposes of the Mortgage (including, without limitation, Sections 26, 28 and 29 of the Mortgage) to show Adjusted Net Earnings of the Company to be as required by Section 27 of the Mortgage. As used in this Section 7, “independent” means, with respect to an investment banking firm that provides a certificate pursuant to this Section 7, that: (i) such investment banking firm is competent to provide such certificate (and such investment banking firm shall be conclusively presumed to be competent to provide such certificate if such investment banking firm is an investment banking firm of nationally recognized standing and engages in interest rate swap transactions in the ordinary course of its business); (ii) such investment banking firm does not have any direct or indirect investment in the Company or in any bonds that, as of the date of such certificate, are Outstanding or the subject of a pending application for authentication and delivery under the Mortgage (including, without limitation, any bonds that are subject of the Net Earning Certificate to which such certificate relates) or in any affiliate of the Company (other than de minimus amounts of loans or securities of the Company or affiliates of the Company held in its or its affiliates’ accounts and any investment in, or ownership of, additional securities or loans of the Company or affiliates of the Company resulting from its market making activities in the ordinary course of its business); (iii) such investment banking firm is not, and none of its officers or directors is, an affiliate of the Company; and (iv) such investment banking firm is not acting as an underwriter with respect to any bonds that are the subject of the Net Earning Certificate to which such certificate relates or as an arranger or provider of the loans, extensions of credit or other securities (if any) for which such bonds are collateral security.
    If the Company is a successor corporation (within the meaning of Section 86 of this Indenture), the “Adjusted Net Earnings of the Company” as set forth in each Net Earning Certificate shall be calculated as described in the last two sentences of Section 86 of this Indenture.
    Section 4.02.    So long as any of the Bonds of the Forty-sixth Series remain Outstanding, Section 27 of the Mortgage is amended by adding at the end thereof the following additional sentence:
As described in the penultimate paragraph of Section 7 hereof, and subject to the conditions therein specified, a Net Earning Certificate shall be deemed to show Adjusted Net Earnings of the Company to be as required by this Section 27 (without any necessity for such Net Earning Certificate to specify Annual Interest Requirements).
    Section 4.03.    So long as any of the Bonds of the Forty-sixth Series are Outstanding, Section 86 of the Mortgage is amended by adding at the end thereof the following additional sentences:
For the avoidance of any doubt, it is expressly stated that in the event that a successor corporation (having succeeded to and having been substituted for the Company in accordance with this Section 86) shall exercise any right under this Indenture (whether as to the issuance of additional bonds (including, without limitation, the Bonds of the Forty-sixth Series), the withdrawal of cash, the release of property, the taking of credit under Section 39 or Section 40 hereof, or otherwise) and a Net Earning Certificate shall be required by the terms of this Indenture in connection therewith, the “Adjusted Net Earnings of the Company” shall be, and shall be stated in such Net Earning Certificate to be, the lesser of (A) the amount (for the applicable period selected in accordance with paragraph (A) of Section 7 of this Indenture) determined in accordance with paragraph (A) of Section 7 of this Indenture (and the other provisions of such Section 7 that are relevant to such paragraph) on the basis of (i) the items set forth in clauses (1), (2), (4) and (6) of paragraph (A) of such Section 7 being such portions of such items of such successor corporation as are reasonably allocated by such successor corporation to or from the Mortgaged and Pledged Property as a plant or plants and an operating system or operating systems (and if, on the date of a Net Earning Certificate, such successor corporation shall be a party to any other general or first mortgage indenture and deed of trust relating to property other than the Mortgaged and Pledged Property and the lien of such other mortgage indenture and deed of trust shall not have been discharged, such reasonable allocation shall be in a manner consistent with the manner of allocation utilized and/or to be utilized by such successor corporation in making calculations of the “Adjusted Net Earnings of the Company” (or other comparable term) under and as defined in such other mortgage indenture and deed of trust), (ii) the item set forth in clause (8) of paragraph (A) of such Section 7 being calculated without regard to income (net) derived from any electric and/or gas utility business of the successor corporation in which the Mortgaged and Pledged Property is not utilized (but otherwise in accordance with such Section 7), and (iii) the item set forth in clause (10) of paragraph (A) of such Section 7 being calculated without regard to sub-clause (b) of such clause and without regard to the proviso to such clause (but otherwise in accordance with such clause), and (B) the amount (for the applicable period selected in accordance with paragraph (A) of Section 7 of this Indenture) determined in accordance with paragraph (A) of Section 7 of this Indenture (and the other provisions of such Section 7 that are relevant to such paragraph) (without any allocation or distinction as to the derivation of the items set forth in any of the clauses of paragraph (A) of such Section 7, other than allocation or distinction between (i) the electric and/or gas utility business or businesses in which such successor corporation is engaged (whether or not the Mortgaged and Pledged Property is utilized in connection therewith), and (ii) the other business or businesses in which such successor corporation is engaged (with such other business or businesses being given effect under the items set forth in clauses (8) and (10) of paragraph (A) of such Section 7)). Each such Net Earning Certificate shall contain a statement of the signers of such Net Earning Certificate that, in the opinion of such signers, the allocations made in the calculations of “Adjusted Net Earnings of the Company” as set forth in such Net Earning Certificate are in accordance with the requirements of the preceding sentence of this Section 86.
    Section 4.04    For so long as any Bonds of the Forty-sixth Series are Outstanding, the Company shall not subject, or permit to be subjected, any Mortgaged and Pledged Property under the Mortgage to the lien of the Company’s General Mortgage Indenture and Deed of Trust dated as of August 1, 1993, as amended and supplemented.
ARTICLE V

Miscellaneous Provisions
Section 5.01. Subject to the amendments provided for in this Forty-fourth Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Forty-fourth Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

Section 5.02. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions:
The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Forty-fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Mortgage shall apply to and form part of this Forty-fourth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Forty-fourth Supplemental Indenture.
Section 5.03. Whenever in this Forty-fourth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Forty-fourth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees shall, subject as aforesaid, bind and inure to the respective benefit of the respective successors and assigns of such parties, whether so expressed or not.
Section 5.04. Nothing in this Forty-fourth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Indenture, any right, remedy or claim under or by reason of this Forty-fourth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Forty-fourth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Indenture.
Section 5.05. This Forty-fourth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, NORTHWESTERN CORPORATION has caused its corporate name to be hereunto affixed, and this instrument to be signed by one of its Vice Presidents, and THE BANK OF NEW YORK MELLON, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed by one of its Vice Presidents or one of its Assistant Vice Presidents, and MARY MISELIS, for all like purposes, has hereunto set her hand, as of the day and year first above written.

NORTHWESTERN CORPORATION

By: /s/ Crystal D. Lail
Crystal D. Lail
Vice President and Chief Financial Officer

[Signature Page to the Forty-fourth Supplemental Indenture]

STATE OF SOUTH DAKOTA    )
                    ) ss.
COUNTY OF LINCOLN        )
    This instrument was acknowledged before me on this 22nd day of June, 2023, by Crystal D. Lail, Vice President and Chief Financial Officer, of NORTHWESTERN CORPORATION, a Delaware corporation.

/s/ Chelsey Wilson
Notary Public

[SEAL]
NOTARY PUBLIC for the State of South Dakota
Residing in Sioux Falls, South Dakota - Lincoln County
My Commission Expires January 14, 2028

[Acknowledgment to the Forty-fourth Supplemental Indenture]

THE BANK OF NEW YORK MELLON,
as Corporate Trustee

By: /s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

[Signature Page to the Forty-fourth Supplemental Indenture]

STATE OF NEW YORK        )
                     ) ss.
COUNTY OF NEW YORK         )
    This instrument was acknowledged before me on this 26th day of June, 2023, by Francine Kincaid, Vice President of THE BANK OF NEW YORK MELLON, a New York corporation.

/s/ Rafal Bar
Notary Public

Rafal Bar
NOTARY PUBLIC STATE OF NEW YORK
Registration No. 01BA6293822
Qualified in Kings County
My Commission Expires: 01/21/2026

[Acknowledgment to the Forty-fourth Supplemental Indenture]

/s/ Mary Miselis
Mary Miselis, as Co-Trustee

[Signature Page to the Forty-fourth Supplemental Indenture]

STATE OF NEW YORK    )
                ) ss.
COUNTY OF NASSAU    )
    This instrument was acknowledged before me on this 23 day of June, 2023, by Mary Miselis, as Co-Trustee under the Mortgage and Deed of Trust dated as of October 1, 1945, with NorthWestern Corporation.

/s/ Latesha Williams
Notary Public
LATESHA M WILLIAMS
Notary Public - State of New York
NO. 01WI6319146
Qualified in Queens County
My Commission Expires Feb 9, 2027

[Acknowledgment to the Forty-fourth Supplemental Indenture]

EXHIBIT A
FORM OF BOND
(FACE OF BOND)
THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED OR PLEDGED UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF SUCH ACT OR AN EXEMPTION THEREFROM IS AVAILABLE, EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION NOR SUCH AN EXEMPTION IS REQUIRED BY LAW.

NORTHWESTERN CORPORATION
FIRST MORTGAGE BOND, 3.875% SERIES DUE JULY 1, 2028

No. TR-[_____]	PPN: 346668 DN3 $144,660,000

    NORTHWESTERN CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the “Company”), for value received, hereby promises to pay to U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee under the Indenture of Trust, dated as of June 1, 2023, of the City of Forsyth, Rosebud County, Montana relating to the Forsyth Bonds, as hereinafter defined (hereinafter called the “Forsyth Indenture”), or its registered assigns, on July 1, 2028, at the office or agency of the Company in the Borough of Manhattan, The City of New York, $144,660,000 dollars in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay to the Holder hereof interest thereon from the date of first authentication of Bonds of the series herein designated, at the rate per annum of 3.875% (computed on the basis of a 360 day year of twelve 30-day months), in like coin or currency at such office or agency on January 1st and July 1st in each year, commencing January 1, 2024, until the Company’s obligation with respect to the payment of such principal shall have been discharged.
    This Bond is issued by the Company pursuant to the Forty-fourth Supplemental Indenture, dated as of June 1, 2023, between the Company and the Trustees (such supplemental indenture, the “Forty-fourth Supplemental Indenture”). The terms of this Bond shall be those specified herein and pursuant to the Mortgage (as hereinafter defined), as heretofore amended and supplemented, including by the Forty-fourth Supplemental Indenture.
    The provisions of this Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though set fully forth at this place.

    This Bond shall not become obligatory until The Bank of New York Mellon, the Corporate Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.
    IN WITNESS WHEREOF, NORTHWESTERN CORPORATION has caused this instrument to be signed in its corporate name by its Chairman of the Board or its President or one of its Vice-Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his/her signature or a facsimile thereof.
Dated: _____________________
    NORTHWESTERN CORPORATION

    By ____________________________

Attest: ____________________________

CORPORATE TRUSTEE’S AUTHENTICATION CERTIFICATE
    This Bond is one of the Bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.

    THE BANK OF NEW YORK MELLON,
     as Corporate Trustee

    By ____________________________
     Authorized Signatory

(REVERSE OF BOND)

    General
    This Bond is one of an issue of Bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, 3.875% Series due July 1, 2028, all bonds of all series issued and to be issued under and equally secured by (except in so far as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, called the “Mortgage”), dated as of October 1, 1945, executed by the Company to Guaranty Trust Company of New York (The Bank of New York Mellon, successor) and Arthur E. Burke (Mary Miselis, successor), as Trustees. Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustees in respect thereof, the duties and immunities of the Trustees and the terms and conditions upon which the bonds are, and are to be, secured and the circumstances under which additional Bonds may be issued. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by affirmative vote of the holders of at least 66 2/3% in principal amount of the bonds then outstanding under the Mortgage and, if the rights of the holders of one or more, but less than all, series of bonds then outstanding are to be affected, then also by affirmative vote of the holders of at least 66 2/3% in principal amount of the bonds then outstanding of each series of bonds so to be affected (excluding in any case bonds disqualified from voting by reason of the Company’s interest therein as provided in the Mortgage); provided that, without the consent of the holder hereof, no such modification or alteration shall, among other things, impair or affect the right of the holder to receive payment of the principal of (and premium, if any) and interest on this Bond, on or after the respective due dates expressed herein, or permit the creation of any lien equal or prior to the lien of the Mortgage or deprive the holder of the benefit of a lien on the mortgaged and pledged property.
    The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided.
    The Bonds of this series have been issued and delivered to, and registered in the name of, the trustee under the Forsyth Indenture (or, subject to Section 6.11 of such Indenture, its nominee). The obligation of the Company to make payments with respect to the principal of and interest on Bonds of this series shall be fully or partially, as the case may be satisfied and discharged to the extent that, at the time that any such payment shall be due, there shall be in the Bond Fund established pursuant to the Forsyth Indenture sufficient available funds to fully or partially pay the then due principal of and interest on the City of Forsyth, Rosebud County, Montana, Pollution Control Revenue Refunding Bonds (North Western Corporation Colstrip Project), Series 2023 (herein, the “Forsyth Bonds”). The Corporate Trustee may conclusively presume that the obligation of the Company to make payments with respect to the principal of and interest on the Bonds of this series shall have been fully satisfied and discharged unless and until the Corporate Trustee shall have received a written notice from the trustee under the Forsyth Indenture, signed by its President, a Vice President or a Trust Officer, stating (i) that there are not sufficient available funds in such Bond Fund to make timely payment of the principal of or interest on the Forsyth Bonds, and (ii) the amount of funds required to make such payment. The Corporate Trustee may conclusive presume the statements contained in any such notice to be correct.
Upon payment of the principal or premium, if any, or interest on the Forsyth Bonds, whether at maturity or prior to maturity by redemption or otherwise, or upon provision for the payment thereof having been made in accordance with the Forsyth Indenture, Bonds of this series in a principal amount equal to the principal amount of such Forsyth Bonds, shall, to the extent of such payment of principal, premium, if any, or interest, be deemed fully-paid and the obligation of the Company thereunder to make such payment shall forthwith cease and be discharged.
This Bond is not transferable except to any successor trustee under the Forsyth Indenture. Any such transfer is to be made as prescribed in the Mortgage by the Holder in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond, and upon payment, if the Company shall require it, of the transfer charges provided for in the Forty-fourth Supplemental Indenture hereinafter referred to, and, thereupon, a new fully registered Bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage; provided that, this Bond shall also be subject to the restrictions on transfer and exchange that appear above. The Company and the Trustees may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.
    In the manner prescribed in the Mortgage, any Bonds of this series, upon surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of registered Bonds of the same series of other authorized denominations.
    The Bonds of this series are subject to redemption as provided in the Forty-fourth Supplemental Indenture.
    As provided in the Mortgage, the Company shall not be required to make transfers or exchanges of Bonds of any series for a period of ten days next preceding any interest payment due for Bonds of said series, or next preceding any designation of Bonds of said series to be redeemed.
    No recourse shall be had for the payment of the principal of or interest on this Bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Mortgage.

    Capitalized terms used in this Bond shall have the meanings ascribed to them in the Forty-fourth Supplemental Indenture or in the Mortgage.

INSTRUMENT OF ASSIGNMENT AND TRANSFER

    FOR VALUE-RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto
Identifying Number of Assignee _________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
(Please print or typewrite name and address,
including zip code of Assignee)
the within Bond and all rights thereunder, hereby irrevocably constituting and appointing _____ attorney to transfer said Bond on the books of the Company, with full power of substitution in the premises.
Dated: ____________________________
    ___________________________________
    Name:
NOTICE:    The signature to this assignment must correspond with the name as written upon the first page of the within instrument in every particular, without alteration or enlargement or any change whatsoever.
__________________________
    Signature Guarantee
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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